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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

March 19, 2009	( March 13, 2009 )
Date of Report	( Date of earliest event reported )

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE ( State or other jurisdiction of incorporation )	001-32421 ( Commission File Number )	58-23420 21 ( IRS Employer Identification No. )

420 Lexington Avenue, Suite 1718, New York, NY 10170

( Address of principal executive offices, including zip code )

Registrant's telephone number, including area code: (212) 201-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act [17 CFR 240.14d-2(b)]
 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act [17 CFR 240.13e-4(c)]

   Item 1.01     Entry into a Material Definitive Agreement.

   Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement of a Registrant.

On March 13, 2009 and March 19, 2009, Fusion Telecommunications International, Inc. (the "Company") borrowed an aggregate amount of $360,000 from an entity that is also a related party shareholder of the Company. Each of the promissory notes evidencing these loans, which mature on May 13, 2010 and May 19, 2010 respectively, bears interest on the unpaid principal amount of the note from the date the note was issued until the outstanding principal amount of the note is paid in full, at the rate of 12% per annum. In the event that a note is not repaid by the maturity date, that note will automatically convert to a demand note, and the principal sum and all accrued interest will be payable in full upon ten (10) days notice from the lender. These notes also grant the lender a collateralized security interest, pari passu with other lenders, in the Company’s account(s) receivable. The proceeds are being used for general working capital purposes. The Form of Secured Promissory Note issued in these transactions is incorporated by reference as an exhibit to this report.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

99.1	Form of Secured Promissory Note (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed with the Securities Exchange Commission on November 24, 2008)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Fusion Telecommunications International, Inc.

	By:	/s/ BARBARA HUGHES
Barbara Hughes
March 19, 2009		as Chief Financial Officer